Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of October 21, 2014 (this “Amendment”) to the Credit Agreement dated as of December 24, 2013 (as amended, supplemented and otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among CYPRESS ENERGY PARTNERS, L.P., a limited partnership organized under the Laws of the State of Delaware (the “Borrowers’ Agent”), CYPRESS ENERGY PARTNERS – TIR, LLC, a Delaware limited liability company (“CEP-TIR”), as a borrower, CYPRESS ENERGY PARTNERS, LLC, a Delaware limited liability company (“CEP”), as a borrower, TULSA INSPECTION RESOURCES, LLC, a Delaware limited liability company (“TIR”), as a borrower, and together with the Borrowers’ Agent, CEP-TIR and CEP (each a “Borrower” and collectively, the “Borrowers”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as collateral agent (the “Collateral Agent”) and as Lender, Issuing Bank, Swing Line Lender (all as defined below), DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (the “Administrative Agent”), and the several banks and other financial institutions or entities from time to time parties to this Amendment, as lenders (the “Lenders”).

RECITALS

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendments to Sections 1.1, (Defined Terms) of the Credit Agreement.

(a) The definitions of “Acquisition Facility Commitment,” “Acquisition Facility Commitment Termination Date,” “Acquisition Facility Maximum Amount,” “Adjusted Total Indebtedness,” “Annual Budget”, “Combined Capital,” “Combined EBITDA”, “Combined Interest Expense”, ‘Combined Net Income”, “Combined Total Assets”, “Combined Total Indebtedness”, “Fiscal Year,” “Maximum Facility Increase Amount,” “Subsidiary,” “Working Capital Facility Commitment,” “Working Capital Facility Commitment Termination Date” and “Working Capital Facility Maximum Amount” as set forth in Section 1.1 of the Credit Agreement are hereby amended as set forth below:

(i)	The last sentence of the definition of “Acquisition Facility Commitment” is hereby deleted in its entirety and replaced with the following:

“As of the First Amendment Effective Date, the aggregate amount of the Acquisition Facility Commitment is $125,000,000.”

(ii)	The definition of “Acquisition Facility Commitment Termination Date” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Acquisition Facility Commitment Termination Date”: December 24, 2018, or if such date is not a Business Day, the next preceding Business Day.”

(iii)	The definition of “Acquisition Facility Maximum Amount” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Acquisition Facility Maximum Amount”: $250,000,000.”

(iv)	The definition of “Adjusted Total Indebtedness” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Adjusted Total Indebtedness”: at any date, “Combined Total Indebtedness” adjusted to exclude (a) any contingent reimbursement obligations (including obligations representing the aggregate amount then available for drawing under all Letters of Credit), (b) the outstanding amount of Working Capital Facility Loans and Swing Line Loans, and (c) Excess Eligible Cash.”

(v)	The definition of “Annual Budget” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Annual Budget”: a consolidated budget of the Loan Parties with respect to a Fiscal Year of the Loan Parties prepared by the Borrowers, which includes (a) for any Fiscal Year prior to and in which the CEP-TIR Acquisition Date occurs, (i) a projected combined cashflow statement and profit and loss account of financial position of the Loan Parties as of the end of such Fiscal Year, and (ii) a summary of material underlying assumptions applicable to such projections and (b) for any Fiscal Year thereafter, (i) a projected consolidated cashflow statement and profit and loss account of financial position of the Loan Parties as of the end of such Fiscal Year, and (ii) a summary of material underlying assumptions applicable to such projections.”

(vi)	The definition of “Combined Capital” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Combined Capital”: as of the date of determination, (i) for any date prior to the CEP-TIR Acquisition Date, the sum of (a) the aggregate value of the capital accounts of the partners of the Borrowers’ Agent as shown on the Borrowers’ Agent consolidated balance sheet contained in the most recent financial statements delivered pursuant to Section 7.1 and (b) the aggregate value of the capital accounts of the members of CEP-TIR as shown on the consolidated balance sheet of CEP-TIR contained in the most recent financial statements delivered pursuant to Section 7.1, and (ii) for any date on or after the CEP-TIR Acquisition Date, the aggregate value of the capital accounts of the partners of the Borrowers’ Agent as shown on the Borrowers’ Agent consolidated balance sheet contained in the most recent financial statements delivered pursuant to Section 7.1.”

(vii)	The definition of “Combined EBITDA” is hereby amended by deleting the phrase “for any period, for the Loan Parties on a combined basis, Combined Net Income of the Loan Parties for such period,” in its entirety and inserting in lieu thereof, the following:

“for any period, for the Loan Parties (x) prior to the CEP-TIR Acquisition Date, on a combined basis, and (y) on and after the CEP-TIR Acquisition Date, on a consolidated basis, in each case, Combined Net Income of the Loan Parties for such period,”

(viii)	The definition of “Combined Interest Expense” is amended by deleting the phrase “for any period, for the Loan Parties, on a combined basis, an amount equal to, without duplication,” and inserting in lieu thereof:

“for any period, for the Loan Parties, (x) at any time prior to the CEP-TIR Acquisition Date, on a combined basis, and (y) at any time on and after the CEP-TIR Acquisition Date, on a consolidated basis, in each case, an amount equal to, without duplication,”

(ix)	The definition of “Combined Net Income” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Combined Net Income”: for any period, the net income (or loss) of the Loan Parties for any period (or portion thereof) (x) prior to the CEP-TIR Acquisition Date, determined on a combined basis, and (y) on or after the CEP-TIR Acquisition Date, determined on a consolidated basis, in each case, in accordance with GAAP consistently applied as of such date.”

(x)	The definition of “Combined Total Assets” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Combined Total Assets”: as of any date of determination thereof, total assets of the Loan Parties and their respective Subsidiaries calculated (x) for any determination date prior to the CEP-TIR Acquisition Date, on a combined basis, and (y) for any determination date on or after the CEP-TIR Acquisition Date, determined on a consolidated basis, in each case, in accordance with GAAP consistently applied as of such date.”

(xi)	The definition of “Combined Total Indebtedness” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Combined Total Indebtedness”: as of any date (x) prior to the CEP-TIR Acquisition Date, all Indebtedness of the Loan Parties and their respective Subsidiaries determined on a combined basis, and (y) on and after the CEP-TIR Acquisition Date, all Indebtedness of the Loan Parties and their respective Subsidiaries at such date determined on a consolidated basis, in each case, in accordance with GAAP.”

(xii)	The definition of “Fiscal Year” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Fiscal Year”: the fiscal year of the Borrowers’ Agent, which consists of a twelve (12) month period beginning on each January 1 and ending on each December 31.”

(xiii)	The definition of “Maximum Facility Increase Amount” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Maximum Facility Increase Amount”: $125,000,000.”

(xiv)	The definition of “Subsidiary” is hereby amended by deleting the last two sentences of such definition in their entireties and inserting in lieu thereof, the following:

“Unless otherwise qualified, all references to “Subsidiary” or to “Subsidiaries” in this Agreement or any other Loan Document shall refer to a Subsidiary or Subsidiaries of (x) prior to the CEP-TIR Acquisition Date, the Borrowers’ Agent, CEP and CEP-TIR, as applicable and (y) on and after the CEP-TIR Acquisition Date, the Borrowers’ Agent and CEP, as applicable. As of the Closing Date, the Borrowers’ Agent’s, CEP’s, and CEP-TIR’s Subsidiaries are listed on Schedule 5.15, as amended.”

(xv)	The last sentence of the definition of “Working Capital Facility Commitment” is hereby deleted in its entirety and replaced with the following:

“As of the First Amendment Effective Date, the aggregate amount of the Working Capital Facility Commitment is $75,000,000.”

(xvi)	The definition of “Working Capital Facility Commitment Termination Date” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Working Capital Facility Commitment Termination Date”: December 24, 2018, or if such date is not a Business Day, the next preceding Business Day.”

(xvii)	The definition of “Working Capital Facility Maximum Amount” is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Working Capital Facility Maximum Amount”: $200,000,000.”

(b) The below defined terms shall be added as new defined terms in their appropriate alphabetical order in the Credit Agreement:

““CEP-TIR Acquisition Date”: means the date on which each of TIR, Tulsa Inspection Resources – Nondestructive Examination, LLC and Tulsa Inspection Resources Holdings LLC will be 100% owned (directly or indirectly) by the Borrowers’ Agent.”

““Eligible Cash”: means, as of any date, the aggregate amount of (i) United States Dollars and (ii) the Dollar Equivalent of Canadian Dollars, in each case, that qualify as Eligible Cash and Cash Equivalents.”

““Excess Eligible Cash”: means, for any date on which the Borrowing Base exceeds the Total Working Capital Facility Extensions of Credit, the maximum amount of such excess that could be attributed to Eligible Cash as a component of clause (i) of the definition of the Borrowing Base as of such date.”

““First Amendment Effective Date”: means October 21, 2014.”

(c) The defined term “Reinvestment Deferred Amount” as set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

3. Amendment to Section 4.7(c) of the Credit Agreement (Mandatory Prepayments). Section 4.7(c) of the Credit Agreement is hereby amended by adding the below language immediately after the phrase “in accordance with Section 4.7(d)” and immediately before the punctuation “;”

“; provided that with respect to any Reinvestment Event for which a Reinvestment Notice is provided, on the earlier of (i) the date occurring 12 months after such Reinvestment Notice and (ii) the date on which the applicable Loan Party shall have determined not to, or shall have otherwise ceased to, acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition or otherwise) to replace, repair or upgrade the assets subject to the applicable Asset Sale or Recovery Event, then all remaining Net Cash Proceeds received in connection with such Asset Sale or Recovery Event shall be applied toward the prepayment of the relevant Loans pursuant to Section 4.7(d);”

4. Amendment to Section 7.1 of the Credit Agreement (Financial Statements). Section 7.1(a) and Section 7.1(b) of the Credit Agreement are hereby deleted in their respective entireties and inserted in lieu thereof are the following:

“(a)

(i) as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year occurring prior to the Fiscal Year in which the CEP-TIR Acquisition Date occurs, a copy of (x) the audited consolidated balance sheet of the Borrowers’ Agent as at the end of such year and the related consolidated statements of income and changes in members’ equity and cash flows for such year, (y) the audited consolidated balance sheet of CEP-TIR as at the end of such year and the related consolidated statements of income and changes in members’ equity and cash flows for such year, and (z) the combined balance sheet of the Loan Parties as at the end of such year and the related combined statements of income and changes in members’ equity and cash flows for such year prepared by the Borrowers’ Agent based on the audited financials referenced in clauses (x) and (y) above, and (A) in the case of each of clauses (x) – (z), prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous year, and (B) in the case of each of clauses (x) and (y), reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

(ii) as soon as available, but in any event within one hundred twenty (120) days after the end of the Fiscal Year in which the CEP-TIR Acquisition Date occurs and for each Fiscal Year thereafter, a copy of (x) the audited consolidated balance sheet of the Borrowers’ Agent as at the end of such year and the related consolidated statements of income and changes in members’ equity and cash flows for such year, and (y) the consolidated balance sheet of the Loan Parties as at the end of such year and the related consolidated statements of income and changes in members’ equity and cash flows for such year prepared by the Borrowers’ Agent based on the audited financials referenced in clause (x) above, and (A) in the case of each of clauses (x) and (y), prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous year, and (B) in the case of clause (x), reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

(b)

(i) as soon as available, but in any event not later than 45 days after the end of each calendar quarter (other than the fourth calendar quarter) occurring prior to the calendar quarter in which the CEP-TIR Acquisition Date occurs, (x) the unaudited consolidated balance sheet of the Borrowers’ Agent as at the end of such calendar quarter and the related unaudited consolidated statements of income and changes in members’ equity and cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, (y) the unaudited consolidated balance sheet of CEP-TIR as at the end of such calendar quarter and the related unaudited consolidated statements of income and changes in members’ equity and cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, and (z) the unaudited combined balance sheet of the Loan Parties as at the end of such calendar quarter and the related unaudited combined statements of income and changes in members’ equity and cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter prepared by the Borrowers’ Agent based on the unaudited financials referenced in clauses (x) and (y) above, and in the case of each of clauses (x) – (z), prepared in accordance with GAAP, and setting forth, beginning with the calendar quarter ending on March 31, 2014, in each case in comparative form the figures for the previous year, certified by a Responsible Person of the Borrowers’ Agent, as being fairly presented in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

(ii) as soon as available, but in any event not later than 45 days after the end of the calendar quarter (other than the fourth calendar quarter) in which the CEP-TIR Acquisition Date occurs and for each calendar quarter thereafter, (x) the unaudited consolidated balance sheet of the Borrowers’ Agent as at the end of such calendar quarter and the related unaudited consolidated statements of income and changes in members’ equity and cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, and (y) the unaudited consolidated balance sheet of the Loan Parties as at the end of such calendar quarter and the related unaudited consolidated statements of income and changes in members’ equity and cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter prepared by the Borrowers’ Agent based on the unaudited financials referenced in clause (x) above, and in the case of each of clauses (x) and (y), prepared in accordance with GAAP, and setting forth, beginning with the calendar quarter ending in which the CEP-TIR Acquisition Date occurs and each calendar quarter thereafter, in each case in comparative form the figures for the previous year, certified by a Responsible Person of the Borrowers’ Agent, as being fairly presented in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and”

5. Amendment to Section 7.12(c) of the Credit Agreement (Additional Collateral; Further Actions). Section 7.12(c) of the Credit Agreement is hereby amended by replacing each instance of “Material Real Property” with “Material Real Estate”.

6. Amendment to Sections 8.5(b) and (c) of the Credit Agreement (Restricted Payments). Sections 8.5(b) and (c) of the Credit Agreement are hereby amended by deleting such Sections in their respective entireties and inserting in lieu thereof the following:

“(b) prior to the CEP-TIR Acquisition Date, CEP-TIR may make Permitted Tax Distributions to any Person that owns a direct Equity Interest in CEP-TIR, if at the time of such Restricted Payment pursuant to and after giving effect thereto (i) no Default or Event of Default has occurred and is continuing and (ii) the Loan Parties are in compliance with the covenants set forth in Section 8.1 calculated on a pro forma basis after giving effect thereto;

(c) prior to the CEP-TIR Acquisition Date, CEP-TIR may make Restricted Payments if at the time of such Restricted Payment and after giving effect thereto (i) no Default or Event of Default has occurred and is continuing, (ii) the Loan Parties are in compliance with the covenants set forth in Section 8.1 calculated on a pro forma basis after giving effect thereto, and (iii) both (x) the Borrowing Base exceeds the Total Working Capital Facility Extensions of Credit by, and (y) the aggregate Available Working Capital Facility Commitments equals, in the case of each clause (x) and (y), an amount not less than $5,000,000;”

7. Amendment to Section 8.5(h) of the Credit Agreement (Restricted Payments). Section 8.5(h) of the Credit Agreement is hereby amended by replacing the phrase “this clause (f)” with “this clause (h)”.

8. Amendment to Section 9.1(e) of the Credit Agreement (Events of Default). Section 9.1(e) of the Credit Agreement is hereby amended by replacing each instance of “$5,000,000” with “$10,000,000”.

9. Amendment to Schedule 1.0 of the Credit Agreement (Lenders, Commitments, and Applicable Lending Offices). Schedule 1.0 of the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing it with the Schedule 1.0 attached hereto as Annex A.

10. CEP-TIR Fundamental Change. In connection with certain corporate activity, the Borrowers hereby represent and warrant that CEP-TIR will convey, sell, lease, assign, transfer or dispose of all, or substantially all, of its property, business or assets to another Loan Party in accordance with Section 8.4(c) of the Credit Agreement (the “CEP-TIR Asset Disposition”). Upon the effectiveness of the CEP-TIR Asset Disposition, the Borrowers’ Representative shall provide (a) written notice to the Collateral Agent that the CEP-TIR Asset Disposition has occurred and (b) an updated Schedule 5.15 to the Credit Agreement, and the Borrowers hereby agree to provide any reasonably requested materials to the Collateral Agent to evidence the same.

11. Release of CEP-TIR. Upon receipt by the Collateral Agent of written notice from the Borrowers’ Representative, as provided in the second sentence of Section 10, that the CEP-TIR Asset Disposition has occurred, the Lenders hereby agree that the Collateral Agent is authorized to release CEP-TIR as a Loan Party under the Loan Documents.

12. Lenders and Commitment Allocations as of First Amendment Effective Date.

(a) The parties hereto agree that as of the First Amendment Effective Date, (i) each Lender’s Commitment and Commitment Percentage shall be as reflected on Annex A hereto and (ii) (A) each Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine for the benefit of the other Lenders as being required in order to cause each Lender’s portion of the outstanding Loans of all Lenders under each Facility to equal its Commitment Percentage (after giving effect to this Amendment), (B) the Borrowers shall be deemed to have repaid all outstanding Loans of all the

Lenders under each Facility and reborrowed such repaid Loans from each Lender in amounts consistent with each Lender’s Commitment Percentage as of the First Amendment Effective Date (after giving effect to this Amendment) and (C) the participations in Letters of Credit and Swingline Loans shall be adjusted to reflect changes in the applicable Commitment Percentages. The deemed payments made pursuant to this Section 12 in respect of each Eurodollar Loan shall be subject to indemnification by the Borrowers pursuant to the provisions Section 4.14 of the Credit Agreement if the deemed payment occurs other than on an Interest Payment Date; provided, that the Administrative Agent and each Lender shall cooperate with the Borrowers to reduce and/or eliminate any such indemnification payments to the extent reasonably possible if such cooperation would not subject the Administrative Agent or such Lender, as applicable, to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Administrative Agent or such Lender.

(b) By execution and delivery of their respective counterparts hereto, the Administrative Agent, the Swingline Lender and the Issuing Bank shall be deemed to have approved as a Lender each Person listed on Annex A hereto as a Lender that was not a Lender prior to the First Amendment Effective Date.

13. Representations and Warranties; No Default. To induce the Lenders to enter into this Amendment, each Loan Party that is a party hereto (by delivery of its respective counterpart to this Amendment) hereby (i) represents and warrants to the Administrative Agent, the Collateral Agent, and the Lenders that after giving effect to this Amendment, its representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); (ii) represents and warrants to the Administrative Agent, the Collateral Agent, and the Lenders that it (x) has the requisite power and authority to make, deliver and perform this Amendment; (y) has taken all necessary corporate, limited liability company, limited partnership or other action to authorize its execution, delivery and performance of this Amendment, and (z) has duly executed and delivered this Amendment and (iii) certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement (after giving effect to this Amendment) or will result from the making of this Amendment.

14. Effectiveness of Amendments. This Amendment shall become effective upon the first date on which each of the following conditions has been satisfied.

(a) Amended Loan Documents. The Collateral Agent shall have received this Amendment executed and delivered by a duly authorized officer of each Loan Party party hereto and duly executed counterparts to this Amendment from (x) the Lenders constituting the Required Lenders and (y) with respect to any Lender increasing its aggregate Commitments pursuant to this Amendment, such Lender.

(b) Amended Notes. Each Lender that has requested amended Notes to reflect its revised Commitments under the Credit Agreement shall have received such requested Notes in substantially the form of Exhibits A-1 through A-3, as applicable.

(c) Fees and Expenses. The Borrowers shall have paid to the Administrative Agent for the account of DBNY and the other Lenders: (i) the amount of any and all reasonable fees, costs and expenses that are for the account of the Borrowers pursuant to Section 11.6 of the Credit Agreement, including all such fees, costs and expenses incurred in connection with this Amendment and (ii) all other fees on the terms and conditions offered by the Borrowers’ Agent in connection with this Amendment.

15. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose, except as expressly set forth herein, or a consent to any further or future action on the part of any Loan Party that would require the waiver or consent of the Lenders. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

16. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK.

17. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

18. Headings. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

19. Guarantor Acknowledgement. Each Guarantor party hereto hereby (i) consents to the modifications to the Credit Agreement contemplated by this Amendment and (ii) acknowledges and agrees that its guaranty pursuant to the Guaranty is, and shall remain, in full force and effect after giving effect to the Amendment.

20. Lender Acknowledgement. Each undersigned Lender, by its signature hereto, hereby authorizes and directs DBTCA in its capacity as Administrative Agent and DBNY in its capacity as Collateral Agent to execute this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

CYPRESS ENERGY PARTNERS, L.P., as Borrowers’ Agent and as a Borrower By: Cypress Energy Partners GP, LLC, its general partner

CYPRESS ENERGY PARTNERS, LLC,
CYPRESS ENERGY PARTNERS – TIR, LLC,

By:	/s/ G. Les Austin
Name:	G. Les Austin
Title:	Vice President and Chief Financial Officer

TULSA INSPECTION RESOURCES, LLC,

By:	/s/ Randall Lorett
Name:	Randall Lorett
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

GUARANTORS:

Cypress Energy Services, LLC

Cypress Energy Partners – Pecos SWD, LLC

Cypress Energy Partners – Orla SWD, LLC

Cypress Energy Partners – Williams SWD, LLC

Cypress Energy Partners – Bakken, LLC

Cypress Energy Partners – Texas, LLC

Cypress Energy Partners – Mountrail SWD, LLC

Cypress Energy Partners – SBG, LLC

Cypress Energy Partners – Tioga SWD, LLC

Cypress Energy Partners – Manning SWD, LLC

Cypress Energy Partners – Grassy Butte SWD, LLC

Cypress Energy Partners – 1804 SWD, LLC

Cypress Energy Partners – Green River SWD, LLC

By:	/s/ G. Les Austin
Name:	G. Les Austin
Title:	Vice President and Chief Financial Officer

Tulsa Inspection Resources Holdings, LLC

Tulsa Inspection Resources – Nondestructive Examination, LLC

Tulsa Inspection Resources – Canada, ULC

Tulsa Inspection Resources – Acquisition ULC

Foley Inspection Services ulc

By:	/s/ Randall Lorett
Name:	Randall Lorett
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender, Swing Line Lender, Issuing Bank, and Collateral Agent

By:	/s/ Chris Chapman
Name:	Chris Chapman
Title:	Director

By:	/s/ Vanuza Pereira-Bravo
Name:	Vanuza Pereira-Bravo
Title:	AVP

[Signature Page to Amendment No. 1 to Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By: Deutsche Bank National Trust Company

By:	/s/ Randy Kahn
Name:	Randy Kahn
Title:	Vice President

By:	/s/ Mary Coseo
Name:	Mary Coseo
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

BMO HARRIS BANK, N.A.,
as a Lender and Joint Lead Arranger

By:	/s/ Kimberly A. Yates
Name:	Kimberly A. Yates
Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

BOKF, NA d/b/a Bank of Oklahoma, as a Lender

By:	/s/ Steven E. Warrick
Name:	Steven E. Warrick
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

COMERICA BANK, as a Lender

By:	/s/ Evan Elsea
Name:	Evan Elsea
Title:	Relationship Manager

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK SNB, as a Lender

By:	/s/ David L. York
Name:	David L. York
Title:	Market President

[Signature Page to Amendment No. 1 to Credit Agreement]

CITIZENS SECURITY BANK, as a Lender

By:	/s/ Joe Mann
Name:	Joe Mann
Title:	SVP, Market President BA

[Signature Page to Amendment No. 1 to Credit Agreement]

ARVEST BANK, as a Lender

By:	/s/ Brett Myers
Name:	Brett Myers
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

MACQUARIE BANK LIMITED, as a Lender

By:	/s/ Alan D Cameron
Name:	Alan D Cameron
Title:	Executive Director Fixed Income & Currencies Macquarie Bank Ltd

By:	/s/ Nathan Booker
Name:	Nathan Booker
Title:	Division Director

(Macquarie POA Ref: #1721 dated 9 October 2014, signed in Sydney)

[Signature Page to Amendment No. 1 to Credit Agreement]